Exhibit 10.49

FOURTH AMENDMENT TO
STEMONIX, INC.
2015 STOCK OPTION PLAN

THIS FOURTH AMENDMENT TO STEMONIX, INC. 2015 STOCK OPTION PLAN (this “Amendment”) is made effective as of August 19, 2020.

RECITALS

A. StemoniX, Inc., a Minnesota corporation (the “Company”) adopted that certain 2015 Stock Option Plan (the “Plan”) as of May 4, 2015, as amended by that certain First Amendment, dated as of February 17, 2017, as further amended by that certain Second Amendment, dated as of December 12, 2019 and as further amended by that certain Third Amendment, dated as of July 31, 2020.

B. Section 8 of the Plan permits the Board of Directors of the Company (the “Board”) to amend the Plan.

C. On the date hereof, the Board approved an amendment to the Plan to (i) state the maximum number of shares that may be issued in respect of Incentive Stock Options (as defined in the Plan) under the Plan and (ii) clarify the effects of certain changes in corporate structure as set forth in Section 5.3(c) of the Plan.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Plan is hereby amended as follows:

1. Section 5.3 of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Subject to the following provisions of this Section 5.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 1,177,338 shares, 1,060,250 of which may, but need not, be issued in respect of Incentive Stock Options. The shares of Stock may be authorized, but unissued, or reacquired Stock.

(b) To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan. However, no such adjustment shall exceed the aggregate value of any outstanding Award prior to such substitution or adjustment. In furtherance of the foregoing, a Stock Option and this Plan may assumed by an acquirer of or successor-in-interest to the Company and in such an event, any assumed Stock Option shall be converted into the right to purchase shares of stock of such acquirer or successor-in-interest. In addition, upon an event described herein, the Board shall make an appropriate adjustment in the number of shares and the per-share option price of any options outstanding, but not yet exercised. The Board may make such other adjustments as it deems appropriate.

2. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Plan shall remain in full force and effect.

3. Governing Law. This Amendment and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the internal laws, without regard to the law pertaining to choice or conflict of laws, of the State of Minnesota.

4. Method of Execution. This Amendment may be executed by pdf or other facsimile.

5. Binding Effect. This Amendment shall be binding upon the Company and recipients of awards under the Plan, and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

StemoniX, Inc.

By:	/s/ Yung-Ping Yeh
Name:	Yung-Ping Yeh
Its:	Chief Executive Officer